Exhibit 16.1

June 2, 2025

United States Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Re: Tribal Rides International Corp.

Dear Sirs/Madams,

We have read the statements under item 4.01 in the Form 8-K dated June 2, 2025, of Tribal Rides International Corp. to be filed with the Securities and Exchange Commission, and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: Olayinka Oyebola & Co

Yinka Oyebola FCA

Managing Partner/CEO